Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

May 18, 2020

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

Re: Registration Statements on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Clovis Oncology, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of the registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2020 pursuant to Rule 462(b) (the “462(b) Registration Statement”) promulgated under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company from time to time at an aggregate initial offering price of up to $17,111,293 of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The 462(b) Registration Statement is filed in connection with, and incorporates by reference the information contained in, the Shelf Registration Statement on Form S-3 (Registration No. 333-235536), initially filed with the Commission on December 16, 2019, as amended by Amendment No. 1 thereto filed with the Commission on December 23, 2019 and declared effective on December 30, 2019 (the “Shelf Registration Statement” and together with the 462(b) Registration Statement, the “Registration Statements”).

We have examined copies of: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended; (ii) the Amended and Restated Bylaws of the Company, as amended; (iii) the Registration Statements; (iv) all relevant resolutions adopted by the Company’s Board of Directors and committee’s thereof; and (v) other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined the specimen Common Stock and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed: (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

NEW YORK    WASHINGTON    HOUSTON    PALO ALTO    SAN FRANCISCO    CHICAGO    PARIS    LONDON    FRANKFURT     BRUSSELS    MILAN    ROME

Clovis Oncology, Inc.

May 18, 2020

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock: (i) the Company shall be validly existing as a corporation in good standing under the laws of the State of Delaware; (ii) the Company shall have duly authorized the issuance and sale of such shares of Common Stock and such authorization shall not have been modified or rescinded; (iii) each party to any document entered into in connection with the issuance or delivery of any shares of the Common Stock other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iv) the Registration Statements and any amendments thereto shall be effective under the Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded; (v) the appropriate prospectus supplement, free writing prospectus or term sheet relating to any shares of the Common Stock offered thereby shall be prepared and filed with the Commission in compliance with the Act and shall comply with applicable laws at the time the Common Stock is offered or issued; (vi) such shares of the Common Stock shall be issued and sold in compliance with the applicable provisions of the Act and in compliance with the “blue sky” laws of certain states and in the manner stated in the Registration Statements and any amendments and supplements thereto; (vii) there shall not have occurred any change in law affecting the validity of such shares of the Common Stock; (viii) at the time of an issuance of shares of any Common Stock there will be sufficient shares of the Common Stock authorized under the Amended and Restated Certificate of Incorporation, as restated and/or amended, and not otherwise issued or reserved for issuance; and (ix) the Company shall have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statements by reference.

We have also assumed that none of the terms of the Common Stock to be established subsequent to the date hereof, nor the issuance and delivery of such shares of Common Stock nor the documents governing the Common Stock will violate any applicable law or will result in a violation of, or constitute a default or breach under, any provision of any instrument or agreement then binding upon the Company, any restriction imposed by any court or governmental body having jurisdiction over the Company or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, when an issuance of shares of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, and the 462(b) Registration Statement and any amendments to the Registration Statements (including post-effective amendments), have become effective under the Act and, when such shares of the Common Stock are issued, delivered and paid for as contemplated by the Registration Statements and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, at not less than par value per share, such shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly

Clovis Oncology, Inc.

May 18, 2020

addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion as an exhibit 5 to the 462(b) Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statements. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP